AARP GROWTH TRUST
                                                                 Exhibit 1(b)(3)
                     Establishment and Designation of Series
                     of Beneficial Interest, $.01 Par Value


     The undersigned, being a majority of the duly elected and qualified Trustees of AARP Growth Trust, a Massachusetts business trust, acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust of the Trust dated November 1, 1984 as amended (the "Declaration of Trust"), hereby divide the shares of beneficial interest of the Trust into four separate series (each individually a "Fund" or collectively the "Funds"), each Fund to have the following special and relative rights:

     1.     The Funds shall be designated as follows:

                           AARP Balanced Stock and Bond Fund
                           AARP Capital Growth Fund
                           AARP Global Growth Fund
                           AARP Growth and Income Fund

     2. Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest of each Fund ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to that Fund as provided in Rule 18f-2 under the Investment Company Act of 1940, as amended, from time to time in effect, or any successor rule.

     4. The shares of beneficial interest of the Trust outstanding on the date hereof shall be deemed to be shares of AARP Balanced Stock and Bond Fund, AARP Capital Growth Fund, and AARP Growth and Income Fund, respectively.

     5. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, be allocated among AARP Balanced Stock and Bond Fund, AARP Capital Growth Fund, and AARP Growth and Income Fund and, hereafter, the assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 5.11 of the Declaration of Trust, except as provided below.

            (a)  Costs  incurred  in  connection  with  the   organization   and
              registration of shares of AARP Global Growth Fund shall be amortized by such Fund over the five-year period beginning with the month the Fund commences operations.

            (b) The  liabilities,  expenses,  costs,  charges or reserves of the
              Trust which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on the basis of their relative average daily net assets.

            (c) The  Trustees  may from time to time in  particular  cases  make specific allocations of assets or liabilities among the Funds.

     6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund provided that such change shall not adversely affect the rights of shareholders of a Fund.

     The foregoing shall be effective upon execution.



______________________________
Adelaide Attard, as Trustee


______________________________
Cyril F. Brickfield, as Trustee


______________________________
Robert N. Butler, as Trustee


______________________________
Linda C. Coughlin, as Trustee


______________________________
Horace Deets, as Trustee


______________________________
Mary Johnston Evans, as Trustee

______________________________
Cuyler W. Findlay, as Trustee


______________________________
Wayne F. Haefer, as Trustee


______________________________
William B. Macomber, as Trustee


______________________________
Robert J. Myers, as Trustee


______________________________
Joseph S. Perkins, as Trustee


______________________________
James H. Schulz, as Trustee


______________________________
Gordon Shillinglaw, as Trustee



Dated:  November ___, 1995


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